EXHIBIT 10.157

RECORDING COVER SHEET

Title of Document:	ASSIGNMENT OF RENTS AND LEASES

Date of Document:        October 25, 2012

Assignor:            119 LEAWOOD, LLC, a Delaware limited liability company

Assignee:	ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation

Assignee's Mailing
Address:            ING Life Insurance and Annuity Company
c/o ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349

When recorded, mail to:    Fidelity National Title Insurance Company
5 Harvard Circle, Suite 110
West Palm Beach, Florida 33409
Attention: Ms. Jana Hutchins

Legal Description:	Attached as Exhibit A - 4201, 4209, 4303, 4501 and 4601 West 119th Street, Leawood, Johnson County, Kansas.

ASSIGNMENT OF RENTS AND LEASES

THIS ASSIGNMENT OF RENTS AND LEASES (“Assignment”) is made and entered into as of October 25, 2012 by 119 LEAWOOD, LLC, a Delaware limited liability company (“Assignor”), with the address of c/o Glimcher Properties Corporation, 180 East Broad Street, Columbus, Ohio 43215-3467, for the benefit of ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (“Assignee”), with the address of c/o ING Investment Management LLC, 5780 Powers Ferry Road, NW, Suite 300, Atlanta, Georgia 30327-4349.

WITNESSETH:

WHEREAS, Assignor has executed and delivered to Assignee a Promissory Note dated on or about this same date in the original principal amount of THIRTY-EIGHT MILLION AND NO/100 DOLLARS ($38,000,000.00) (the “Note”), performance of which is secured, among other things, by a Mortgage, Security Agreement, Financing Statement and Fixture Filing (the “Mortgage”), which Mortgage encumbers certain real estate described in Exhibit “A”, attached hereto and hereby made a part hereof, and improvements thereon (together, the “Premises”); and

WHEREAS, as a condition to Assignee's obligation to make the loan evidenced by the Note and secured by the Mortgage (and any extensions and/or modifications thereof) and made pursuant to or in connection with and secured by other documents, including, but not limited to, any financing statements naming Assignor as debtor and Assignee as secured party (this Assignment, the Note, the Mortgage, and such other documents are sometimes hereinafter collectively referred to as the “Loan Documents”), Assignor has agreed to absolutely and unconditionally assign to Assignee all of Assignor's rights under and title to various leases affecting the Premises, including Assignor's rights in and title to the rents therefrom, subject only to the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Assignor hereby agrees as follows:

1.Assignment of Leases. Assignor hereby presently assigns, transfers, grants and conveys unto Assignee, its successors and assigns, all leasehold estates of Assignor, as lessor, and all right, title and interest of Assignor in, to and under all existing and future leases, subleases, license agreements, concessions, tenancies and other use or occupancy agreements, whether oral or written, covering or affecting any or all of the Premises and all agreements for any use of, all or any part of the Premises, the buildings, fixtures and other improvements located thereon (“Improvements”), and all extensions, renewals and guaranties thereof and all amendments and supplements thereto (collectively, the “Leases”), including without limitation the following:

(a)any and all rents, revenues, issues, income, royalties, receipts, profits, contract rights, accounts receivable, general intangibles, and other amounts now or hereafter becoming due to Assignor in connection with or under the Leases (whether due for the letting of space, for services, materials or installations supplied by Assignor or for any other reason whatsoever), including without limitation all insurance, tax and other contributions, insurance proceeds, condemnation awards, damages following defaults by tenants under the Leases (“Tenants”), cash or securities deposited by Tenants to secure performance of their obligations under the Leases, and all other extraordinary receipts, and all proceeds thereof, both cash and non‑cash (all of the foregoing being hereinafter collectively called the “Rents”) and all rights to direct the payment of, make claim for, collect, receive and receipt for the Rents;

(b)all claims, rights, privileges and remedies on the part of Assignor, whether arising under the Leases or by statute or at law or in equity or otherwise, arising out of or in connection with any failure by any Tenant to pay the Rents or to perform any of its other obligations under its Lease;

(c)all rights, powers and privileges of Assignor to exercise any election or option or to give or receive any notice, consent, waiver or approval under or with respect to the Leases; and

(d)all other claims, rights, powers, privileges and remedies of Assignor under or with respect to the Leases, including without limitation the right, power and privilege (but not the obligation) to do any and all acts, matters and other things that Assignor is entitled to do thereunder or with respect thereto.

2.Purpose of Assignment; Security. This Assignment is made for the purpose of securing Assignor's full and faithful (a) payment of the indebtedness (including any extensions or renewals thereof) evidenced by the Note, (b) payment of all other sums with interest thereon becoming due and payable to Assignee under the provisions of the Mortgage or any other Loan Documents, and (c) performance and discharge of each and every term, covenant and condition contained in the Note, Mortgage, or any of the other Loan Documents.

3.Assignor's Covenants. Assignor covenants and agrees with Assignee as follows:

(a)That the sole ownership of the entire lessor's interest in the Leases and the Rents is, and as to future Leases shall be, vested in Assignor, and that Assignor has not, and shall not, perform any acts or execute any other instruments which might prevent Assignee from fully exercising its rights under any of the terms, covenants and conditions of this Assignment.

(b)That the Leases are and shall be valid and enforce-able against the respective lessees thereunder in accordance with their terms and have not been further altered, modified, amended, terminated, cancelled, renewed or surrendered except as previously disclosed in writing to Assignee prior to the execution hereof, nor have any Rents thereunder been collected more than one month in advance nor have any of the terms and conditions thereof been waived in any material manner except as approved in writing by Assignee or as permitted in the Mortgage, except that Assignor may without the prior approval of the Assignee, accept surrender of or terminate any Lease following a material default that is uncured by the respective lessee.

(c)That none of the Leases shall be altered, modified, amended, terminated, cancelled, extended, renewed or surrendered, nor any term or condition thereof waived, nor shall Assignor consent to any assignment or sub-letting by any lessee thereunder without the prior written approval of Assignee, except as permitted in Paragraph 10(d) of the Mortgage. Under no Lease will any Rents be abated (except as permitted in Paragraph 10(b) of the Mortgage) or collected more than one month in advance unless approved in writing by Assignee.

Without in any way limiting the requirement of Assignee's prior written approval hereunder, any sums received by Assignor in consideration of any termination (or release or discharge of any lessee) of any Lease, if such sum for any Lease exceeds $50,000, shall be held by Assignee and, provided no Event of Default (as hereinafter defined) exists, made available to Assignor for the payment of tenant improvement costs and leasing commissions to re-let the applicable vacated space or any other portion of the Premises and any such sums received by Assignor shall be held in trust by Assignor for such purpose. Any such amounts which are not used to pay tenant improvement costs and leasing commissions in connection with the re-letting of such space within a reasonable period of time after the receipt thereof shall be applied by Assignee, without the payment of any otherwise applicable Prepayment Premium (as defined in the Note), to reduce the then outstanding principal amount of the Indebtedness (as is defined in the Mortgage).

(d)That there are no defaults now existing under any of the Leases and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

(e)That Assignor shall give prompt notice to Assignee of any written notice received by Assignor claiming that a default has occurred under any of the Leases on the part of the Assignor, together with a complete copy of any such notice, except no such notice is required if the applicable Lease is for 7,500 square feet or less.

(f)That Assignor will not permit any Lease to become subordinate to any lien other than the lien of the Mortgage except for any second priority assignment of rents and leases in favor of Assignee. For any Lease which by its terms does not provide for automatic subordination without the requirement that Assignee grant non-disturbance provisions to Tenant as a condition of the automatic subordination, Assignee shall require the execution of a subordination, non-disturbance and attornment agreement in a form approved by Assignee.

(g)That there shall be no merger of the Leases, or any of them, by reason of the fact that the same person may acquire or hold directly or indirectly the Leases, or any of them, as well as the fee estate in the Premises or any interest in such fee estate.

4.Absolute Assignment/License to Collect Rents. This Assignment is entered into for the purpose of absolutely assigning the Leases and the Rents to Assignee as additional collateral for the loan evidenced by the Note and such Assignment is choate on the date hereof. Notwithstanding the foregoing, so long as no Event of Default, as hereinafter defined, shall have occurred, Assignor shall have a license, terminable by the Assignee upon any Event of Default, to collect the Rents accruing from the Premises on or after, but in no event more than one (1) month in advance of, the respective dates set forth in the Leases on which the Rents become due (provided that in no event shall Assignor be permitted to enter into any Lease which makes rent due earlier than one (1) calendar month in advance of the current month (except for the last month's rent or security deposit)), and to hold the Rents as a trust fund for the uses and purposes more particularly described in the Mortgage. Upon the occurrence of an Event of Default, the license granted to the Assignor shall be automatically and immediately revoked without notice to the Assignor. Upon the revocation of such license upon the occurrence of an Event of Default, the Assignee may at its option give Tenants a written notice (a “Tenant Notice”) requesting the Tenants to pay all Rents and other amounts due under the Leases directly to Assignee and to perform any of the Tenants' respective obligations under the Leases for the benefit of Assignee.

5.Assignee's Powers and Rights. At any time during the term of the Note or the Mortgage, Assignee may, at its option upon or after an Event of Default and after giving a Tenant Notice, receive and collect all of the Rents as they become due. Assignee shall thereafter continue to receive and collect all of the Rents, as long as such or any other Event of Default is continuing.

Assignor hereby irrevocably appoints Assignee its true and lawful attorney, coupled with an interest, with full power of substitution and with full power for Assignee in its own name and capacity or in the name and capacity of Assignor, from and after the occurrence of an Event of Default and after the giving of a Tenant Notice, to demand, collect, receive and give complete acquittance for any and all Rents and at Assignee's discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of the Rents. Tenants are hereby expressly authorized and directed to pay all Rents and any other amounts due Assignor pursuant to the Leases or otherwise, to Assignee, or such nominee as Assignee may designate in a Tenant Notice delivered to such Tenants, and the Tenants are expressly relieved of any and all duty, liability or obligation to Assignor with respect to all payments so made.

From and after the occurrence of an Event of Default and after the giving of a Tenant Notice, Assignee is hereby vested with full power to use all measures, legal and equitable, deemed by Assignee necessary or proper to enforce this Assignment and to collect the Rents assigned hereunder, including the right of Assignee or its designee to enter upon the Premises, or any part thereof, with or without force and with or without process of law and take posses-sion of all or any part of the Premises together with all personal property, fixtures, documents, books, records, papers and accounts of Assignor relating thereto, and may exclude the Assignor, its agents and servants, wholly therefrom. Assignor herein grants full power and authority to Assignee to exercise all rights, privileges and powers herein granted at any and all times after the occurrence of an Event of Default and after the giving of a Tenant Notice, without further notice to Assignor, with full power to use and apply all of the Rents and other income herein assigned to the payment of the costs of managing and operating the Premises and of any indebtedness or liability of Assignor to Assignee, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Premises or of making the same rentable, reasonable attorneys' fees incurred in connection with the enforcement of this Assignment, and of principal and interest payments due (and all other amounts due under the Mortgage) from Assignor to Assignee on the Note and the Mortgage, all in such order as Assignee may determine. Assignee shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Leases. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of the Premises, or parts thereof, upon Assignee, nor shall it operate to make Assignee liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Premises by any Tenant or any other person, or for any dangerous or defective condition of the Premises or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any Tenant, licensee, employee or stranger. If Assignor shall fail to pay, perform or observe any of its covenants or agreements hereunder, Assignee may pay, perform or observe the same and collect the cost thereof from Assignor all as more fully provided in the Mortgage.

6.Assignee Not Liable; Indemnification. Anything contained herein or in any of the Leases to the contrary notwithstanding: (a) Assignor shall at all times remain solely liable under the Leases to perform all of the obligations of Assignor thereunder to the same extent as if this Assignment had not been executed; (b) neither this Assignment nor any action or inaction on the part of Assignor or Assignee shall release Assignor from any of its obligations under the Leases or constitute an assumption of any such obligations by Assignee; and (c) Assignee shall not have any obligation or liability under the Leases or otherwise by reason of or arising out of this Assignment, nor shall Assignee be required or obligated in any manner to make any payment or perform any other obligation of Assignor under or pursuant to the Leases, or to make any inquiry as to the nature or sufficiency of any payment received by Assignee, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which have been assigned to Assignee or to which it may be entitled at any time or times. Assignor shall and does hereby agree to indemnify Assignee and hold Assignee harmless from and against any and all liability, loss or damage which Assignee may or might incur, and from and against any and all claims and demands whatsoever which may be asserted against Assignee, in connection with or with respect to the Leases or this Assignment, whether by reason of any alleged obligation or undertaking on Assignee's part to perform or discharge any of the covenants or agreements contained in the Leases or otherwise. Should Assignee incur any such liability, loss or damage in connection with or with respect to the Leases or this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and attorneys' fees, shall be paid by Assignor to Assignee immediately upon demand, together with interest thereon from the date of advancement at the Default Rate (as defined in the Note) until paid.

7.Mortgage Foreclosure. Upon foreclosure of the lien and interest of the Mortgage and sale of the Premises pursuant thereto, or delivery and acceptance of a deed in lieu of foreclosure, all right, title and interest of Assignor in, to and under the Leases shall thereupon vest in and become the absolute property of the purchaser of the Premises in such foreclosure proceeding, or the grantee in such deed, without any further act or assignment by Assignor. Nevertheless, Assignor shall execute, acknowledge and deliver from time to time such further instruments and assurances as Assignee may require in connection therewith and hereby irrevocably appoints Assignee the attorney-in-fact of Assignor in its name and stead to execute all appropriate instruments of transfer or assignment, or any instrument of further assurance, as Assignee may deem necessary or desirable, and Assignee may substitute one or more persons with like power, Assignor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.

8.Non-Waiver. Waiver or acquiescence by Assignee of any default by the Assignor, or failure of the Assignee to insist upon strict performance by the Assignor of any covenants, conditions or agreements in this Assignment, shall not constitute a waiver of any subsequent or other default or failure, whether similar or dissimilar.

9.Rights and Remedies Cumulative. The rights and remedies of Assignee under this Assignment are cumulative and are not in lieu of, but are in addition to any other rights or remedies which Assignee shall have under the Note, Mortgage, or any other Loan Document, or at law or in equity.

10.Severability. If any term of this Assignment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or cir-cumstances other than those as to which it is invalid or unenforce-able, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the full extent permitted by law.

11.Notices.

(a)All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

(b)All Notices shall be deemed given and effective upon the earlier to occur of: (x) the hand delivery of such Notice to the address for Notices; (y) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (z) three business days after depositing the Notice in the United States mail as set forth in (a)(iii) above. All Notices shall be addressed to the following addresses:

Assignor:	119 Leawood, LLC c/o Glimcher Properties Corporation 180 East Broad Street Columbus, Ohio 43215-3467 Attention: General Counsel

With a copy to:	Frost Brown Todd LLC One Columbus 10 West Broad Street, Suite 2300 Columbus, Ohio 43215-3467 Attention: John I. Cadwallader, Esq.

Assignee:	ING Life Insurance and Annuity Company c/o ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, Georgia 30327-4349 Attention: Mortgage Loan Servicing Department

and to:	ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, Georgia 30327-4349 Attention: Real Estate Law Department

With a copy to:	Bryan Cave LLP One Atlantic Center Fourteenth Floor 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3488 Attention: John R. Parks, Esq.

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

12.Heirs, Successors and Assigns. The terms “Assignor” and “Assignee” shall be construed to include the respective heirs, personal representatives, successors and assigns of Assignor and Assignee. The gender and number used in this Assignment are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

13.Amendment. This Assignment may not be amended, modified or changed nor shall any waiver of any provisions hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

14.Captions. The captions or headings preceding the text of the Paragraphs of this Assignment are inserted only for convenience of reference and shall not constitute a part of this Assignment, nor shall they in any way affect its meaning, construc-tion or effect.

15.Termination of Assignment. Upon payment in full of the indebtedness described in Paragraph 2, this Assignment shall terminate and be void and of no force or effect, and Assignee shall release its lien on the Rents and Leases without costs or expenses to Assignee, Assignor hereby agreeing to reimburse Assignee for such costs and expenses.

16.Choice of Law. The validity and interpretation of this Assignment shall be construed in accordance with the laws (excluding conflicts of laws rules) of the State of Kansas.

17.Event of Default. As used herein, “Event of Default” means an Event of Default as defined in the Note, the Mortgage, or any of the other Loan Documents. Any Event of Default hereunder shall constitute an Event of Default under each and all of the other Loan Documents.

18.Exculpatory. The liability of Assignor personally to pay the Note or any interest that may accrue thereon, or any indebtedness or obligation accruing or arising hereunder is limited to the extent set forth in the Note.

19.Integration. This Assignment, together with the other Loan Documents, constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

20.Time of Essence. Time is of the essence in the performance of this Assignment.

21.WAIVER OF JURY TRIAL. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of the date set forth in the notary's statement below but this instrument is effective as of the date appearing on the cover page of this Assignment, and acknowledges receipt of a copy hereof at the time of execution.

119 LEAWOOD, LLC, a Delaware limited liability company

By:Glimcher Properties Limited Partnership, a Delaware limited partnership, Sole Member

By:Glimcher Properties Corporation, a Delaware corporation, Sole General Partner

By:/s/ Mark E. Yale Name:Mark E. Yale Title:Executive Vice President, Chief Financial Officer and Treasurer

STATE OF OHIO        )
) ss.
COUNTY OF FRANKLIN    )
This instrument was acknowledged before me on October 19, 2012, by Mark E. Yale as Executive Vice President, Chief Financial Officer and Treasurer of Glimcher Properties Corporation, a Delaware corporation, general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, sole member of 119 LEAWOOD, LLC, a Delaware limited liability company.
(SEAL)    /s/ Janelle R. Courtright
Printed Name: Janelle R. Courtright
Notary Public in and for said State
Commissioned in Delaware County
My Commission Expires:
06/28/2013

EXHIBIT A